6.11

              ADDENDUM TO THE BRIDGE LOAN AND CONSULTING AGREEMENT
                 BY AND BETWEEN PACIFIC ACQUISITION GROUP, INC.
        AND GREG PLUNKETT, INC. DATED DECEMBER 20, 1995, OF MAY 15, 1996

                                   [TO COME]